EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Your Proxy Vote is important!
And now you can Vote your Proxy on the PHONE or the INTERNET.
It saves Money! Telephone and Internet voting saves postage costs. Savings which can help minimize fund expenses.
It saves Time! Telephone and Internet voting is instantaneous — 24 hours a day.
It’s Easy! Just follow these simple steps:
1. Read your proxy statement and have it at hand.
2. Call toll-free 1-866-241-6192 or go to website: https://vote.proxy-direct.com
3. Follow the recorded or on-screen directions.
4. Do not mail your Proxy Card when you vote by phone or Internet.

Please detach at perforation before mailing.

PROXY	MORGAN STANLEY GOVERNMENT INCOME TRUST NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MARCH 6, 2007 This Proxy is solicited on behalf of the Board of Trustees	PROXY

The undersigned hereby appoints Ronald E. Robison, Barry Fink and Stefanie V. Chang Yu, and each of them, as proxies for the undersigned, with full power of substitution and resubstitution, and hereby authorizes said proxies, and each of them to represent and vote, as designated on the reverse side, all shares of Morgan Stanley Government Income Trust (‘‘Government Income’’) held of record by the undersigned on November 27, 2006 at the Special Meeting of Shareholders of the Trust to be held in Conference Room 6, 5th Floor, 1221 Avenue of the Americas, New York, New York 10020, at 9:00 a.m., New York time, on March 6, 2007, and at any adjournments thereof. The undersigned hereby revokes any and all proxies with respect to such shares heretofore given by the undersigned.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER, AND IN THE DISCRETION OF SUCH PROXIES, UPON ANY AND ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED ‘‘FOR’’ THE PROPOSAL.

VOTE VIA THE INTERNET: https://vote.proxy-direct.com VOTE VIA THE TELEPHONE: 1-866-241-6192
Note: Please sign exactly as your name appears on this proxy card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the signer’s office. If a partner, sign in the partnership name.
________________________________________________ Signature
________________________________________________ Signature (if held jointly)
________________________________________________ Date 17173_GIF

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

PLEASE SIGN, DATE AND RETURN YOUR
PROXY TODAY

Please detach at perforation before mailing.

The Board of Trustees of Government Income recommends you vote in favor of the Reorganization.

TO VOTE BY MAIL, PLEASE COMPLETE AND RETURN THIS CARD.

YOU ALSO MAY VOTE A PROXY BY TOUCH-TONE PHONE OR BY INTERNET (See enclosed Voting Information Card for further instructions).

PLEASE MARK VOTES AS IN THIS EXAMPLE:
		FOR	AGAINST	ABSTAIN
1.	To consider and vote upon an Agreement and Plan of Reorganization, dated December 1, 2006, between Government Income and Morgan Stanley U.S. Government Securities Trust (‘‘Government Securities’’), pursuant to which substantially all of the assets of Government Income would be combined with those of Government Securities and shareholders of Government Income would become Class D shareholders of Government Securities receiving Class D shares of Government Securities with a value equal to the value of their holdings in Government Income; and
2.	To act upon such other matters as may properly come before the Meeting.

WE URGE YOU TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY.
17173_GIF